EXHIBIT 5.1

SIDLEY AUSTIN LLP
60 STATE STREET
BOSTON, MA 02109
+1 617 223 0300
+1 617 223 0301 FAX

AMERICA • ASIA PACIFIC • EUROPE

August 12, 2025

Astria Therapeutics, Inc.

22 Boston Wharf Road, 10th Floor

Boston, MA 02210

Re:	6,606,078 Shares of Common Stock, $0.001 par value per share

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Astria Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an aggregate of 6,606,078 shares of Common Stock, $0.001 par value per share (the “Registered Shares”), of the Company, of which 5,500,000 shares may be issued under the Second Amended and Restated 2015 Stock Incentive Plan, as amended (the “Stock Incentive Plan”), 6,078 shares may be issued under the 2015 Employee Stock Purchase Plan (the “ESPP”), and 1,100,000 shares may be issued under the 2022 Inducement Stock Incentive Plan, as amended (the “Inducement Plan” and together with the Stock Incentive Plan and the ESPP, the “Plans”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Company’s certificate of incorporation, the Plan, the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the Plans, and the proposals adopted by the stockholders of the Company relating to the Stock Incentive Plan and the ESPP. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing, we are of the opinion that each Registered Share that is newly issued pursuant to the Plans will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Registered Share shall have been duly issued and delivered in accordance with the Plans; and (iii) certificates representing such Registered Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto against payment of the agreed consideration therefor in an amount not less than the par value thereof, all in accordance with the Plans.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Astria Therapeutics, Inc.

August 12, 2025

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP
SIDLEY AUSTIN LLP